Exhibit 24

POWER OF ATTORNEY

The undersigned hereby appoints Richard R. Whitt, III , D. Michael Jones and Linda S. Rotz (each with full power to act alone), as his true and lawful attorneys-in-fact, and grants unto such attorneys the authority in his name and on his behalf to execute and file (individually and in the capacity stated below) any documents relating to the filing of Registration Statements on Form S-8 and the registration (i) by Markel Corporation (the “Company”) and the Markel Corporation Retirement Savings Plan (the “Plan”) of common shares and/or plan interests in connection with the Plan and (ii) by the Company of common shares in connection with the Markel Corporation Employee Stock Purchase and Bonus Plan, and any and all amendments or supplements in connection with either registration, in each case with all exhibits and documents required to be filed in connection therewith. The undersigned further grants unto such attorneys, and each of them, full power and authority to perform each and every act necessary in order to accomplish the foregoing registrations as fully as he himself might do.

IN WITNESS WHEREOF, the undersigned has signed this power of attorney as of May 14, 2007.

/s/ Alan I. Kirshner	/s/ Douglas C. Eby
Alan I. Kirshner, Director, Chairman	Douglas C. Eby, Director
and Chief Executive Officer

/s/ Anthony F. Markel	/s/ Leslie A. Grandis
Anthony F. Markel, President, Director	Leslie A. Grandis, Director

/s/ Steven A. Markel	/s/ Lemuel E. Lewis
Steven A. Markel, Vice Chairman, Director	Lemuel E. Lewis, Director

/s/ J. Alfred Broaddus, Jr.	/s/ Stewart M. Kasen
J. Alfred Broaddus, Jr., Director	Stewart M. Kasen, Director

/s/ Jay M. Weinberg
Jay M. Weinberg, Director

POWER OF ATTORNEY

The undersigned hereby appoints D. Michael Jones and Linda S. Rotz (each with full power to act alone), as his true and lawful attorneys-in-fact, and grants unto such attorneys the authority in his name and on his behalf to execute and file (individually and in the capacity stated below) any documents relating to the filing of Registration Statements on Form S-8 and the registration (i) by Markel Corporation (the “Company”) and the Markel Corporation Retirement Savings Plan (the “Plan”) of common shares and/or plan interests in connection with the Plan and (ii) by the Company of common shares in connection with the Markel Corporation Employee Stock Purchase and Bonus Plan, and any and all amendments or supplements in connection with either registration, in each case with all exhibits and documents required to be filed in connection therewith. The undersigned further grants unto such attorneys, and each of them, full power and authority to perform each and every act necessary in order to accomplish the foregoing registration as fully as he himself might do.

IN WITNESS WHEREOF, the undersigned has signed this power of attorney as of May 14, 2007.

/s/ Richard R. Whitt, III
Richard R. Whitt, III
Senior Vice President and
Chief Financial Officer